UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-216037 (Commission File Number)	81-4446064 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 8.01. Other Items.

Investment Activity

On June 28, 2019, FS Credit Real Estate Income Trust, Inc. (the “Company”) originated a $28.5 million floating-rate senior loan to refinance the Hilton Garden Inn – Davis Downtown (the “Property”) with an initial term of 36 months. The Property is a 119-key, select-service hotel located in Davis, CA with approximately 6,000 square feet of ground floor retail and a full-service restaurant. The property was ranked the #1 hotel in Davis, CA according to Trip Advisor prior to its recent upgrade and renovation. The owner of the Property is a repeat borrower from Rialto Capital Management, LLC, the Company’s sub-adviser, and purchased the Property in an off-market transaction.

The Company believes the Property benefits from attractive market fundamentals, with high barriers to entry and strong demand drivers. The Property is located in the heart of downtown Davis, a 10-minute walk to the University of California-Davis campus, as well as and within walking distance to many local attractions, including the John Natsoulas Gallery, the Pence Gallery and the award-winning Davis Farmers market. The market’s and Property’s strong ties to the University of California-Davis may provide insulation from economic downturns. For example, during the 2008 financial crisis, the Davis hotel market fared significantly better than the U.S. hotel market.

The Property is located in the greater Sacramento-Roseville-Arden-Arcade, CA MSA, approximately 20 minutes from Downtown Sacramento. The Greater Sacramento area continues to experience positive demographic and economic growth. Over the last 5 years, the Sacramento MSA population has grown at a rate more than 1.6x the national average. In 2018, Davis had an unemployment rate of 2.7%, compared to 3.7% for the metro, 4.2% for California, and 3.9% for the nation. Over the past two years, the Greater Sacramento hotel market saw RevPAR growth of 9.4%, among the highest rates of growth in the nation across the hospitality sector.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date:	July 5, 2019	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary